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                                                                  Exhibit 10.7

                                                                  Nov 10, 1999

                RETIREMENT ARRANGEMENTS FOR MR. RICHARD GLICKMAN

After March 1st 2000, the company will honor the following retirement arrangements with Dr. R. Glickman.

1.       Eighteen (18) months salary provided as a lump sum on retirement.

2. Benefits of health, dental, vision and life and disability would continue for a period of (12) months for retirement.

3.       Pro-rata payment on all earned bonus.

4. All payments conditional upon continued support of StressGen and maintenance of all confidentiality agreements.

5. 6-month executive outplacement not to exceed $12,000.00 which includes the use of these proceeds to travel to and from prospective employment.

6. Focus of effort will be on obtaining financing of the company as priority and will also include possible merger and partnerships.

7.       Appointment to the Board of Directors as Vice Chairman upon retirement.

8. Stock options outstanding will be maintained as long as Executive serves as a Director of the Company.

9. If the company obtains financing during Richard Glickman's term as CEO in the amount of $15 MM or greater and/or merger completed (when the deal is signed and approved by the Board) within six (6) months from November 1, 1999 he will be entitled to 0.5% from financing raised and/or 0.25% of the sale price of the company on merger. Should he raise no less than $10 MM and up to $15 MM, he will be entitled to receive on a pro rata basis up to 0.5% (E.G., $10 MM/$15 MM = 2/3 of 0.5%).

10. Portable computer provided to the Executive as long as he serves as an active Vice Chairman of the Company.

11. Serving as Vice Chairman and Director he will be eligible for Director's compensation as provided from time to time.

12. This agreement supersedes and compensates for all previous agreements and terms.



/s/ Richard M. Glickman                       /s/ William A. Cochrane, M.D.
- --------------------------------------        ----------------------------------
Richard M. Glickman                           William A. Cochrane, M.D.
President & CEO                               Chairman of the Board of Directors
StressGen Biotechnologies Corp.               StressGen Biotechnologies Corp.